EXHIBIT 23.1
                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Hadron, Inc.:

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Hadron, Inc. 1997 Employee Stock Purchase Plan, of our report dated September 25, 1997 with respect to the consolidated financial statements and schedule of Hadron, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                              /S/ Ernst & Young LLP

Vienna, Virginia
December 10, 1997